UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 7, 2023

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
            5601 N. MacArthur Blvd., Irving, Texas 75038
                (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2023, Darling Ingredients Inc. (the “Company”) entered into a new Senior Executive Termination Benefits Agreement (the "Agreement") with each of Brad Phillips, John F. Sterling and Rick Elrod (each, an "Executive"). The Agreement replaces and supersedes the form of Senior Executive Termination Benefits Agreement previously entered into by and between the Company and each Executive.

Set forth below is a brief summary of the material terms and conditions of the Agreement. The summary set forth below is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Subject to the terms of the Agreement, an Executive will be eligible for certain severance benefits, as described below, upon a termination of the Executive’s employment except for a (i) termination by reason of the voluntary resignation or retirement of such Executive other than a resignation by the Executive for Good Reason during the Protection Period (each as defined below), (ii) termination for Cause (as defined in the Agreement) or (iii) termination due to the Executive’s permanent or long-term disability or death. Such termination with the exceptions set forth above is referred to herein as a "Qualifying Termination."
Subject to Executive’s execution and non-revocation of a release of claims in favor of the Company and the Executive’s compliance with the Agreement, the Company will provide the Executive the following benefits upon a Qualifying Termination:
(i)(A) if such Qualifying Termination occurs outside of the Protection Period, two times the Executive's base salary at the rate in effect on the date of the Qualifying Termination (the “Termination Date”), payable in substantially equal installments for 24 months following the Termination Date or (B) if the Termination Date occurs within the two (2) year anniversary of a Change of Control (as defined in the Agreement) (the “Protection Period”), including due to the Executive’s resignation for Good Reason during the Protection Period, a lump sum payment in an amount equal to two times the sum of the Executive’s (x) annual base salary at the highest rate in effect for the preceding twelve months prior to the Termination Date and (y) target annual bonus amount for the fiscal year in which Termination Date occurs;

(ii)(A) in the event the Termination Date occurs outside of the Protection Period, the Company will pay to the Executive, if applicable, an amount equal to the annual bonus payment the Executive would have earned with respect to the fiscal year in which the Termination Date occurs, subject to the satisfaction of the performance goals applicable to such annual bonus, if any or (B) in the event the Termination Date occurs within the Protection Period, the Company will pay to the Executive the greater of (x) an amount equal to the annual bonus payment the Executive would have earned with respect to the fiscal year in which the Termination Date occurs, subject to the satisfaction of the performance goals applicable to such annual bonus, if any, or (y) such Executive’s target annual bonus amount for the fiscal year in which the Termination Date occurs, in each case, pro-rated based on the number of days the Executive was employed by the Company during such fiscal year to which such annual bonus opportunity relates and paid to the Executive in a lump sum at the same time annual bonus payments are generally made to the Company’s executive officers;

(iii)in the event that the Termination Date occurs following the close of a fiscal year but prior to the payment of the annual bonus (if any) that is applicable with respect to such fiscal year, the Company will pay the Executive, a lump-sum cash payment in an amount equal to the Executive’s bonus for such prior fiscal year, subject to the satisfaction of the performance goals applicable to such annual bonus, if any;

(iv)any accrued vacation pay due as of the Termination Date;
(v)up to eighteen months of reimbursement for COBRA premiums, subject to the Executive’s election to continue to participate in the Company’s medical, dental and vision benefit programs following the Termination Date; and

(vi)up to $20,000 in outplacement consulting services.

“Good Reason” is defined in the Agreement to be limited to material adverse changes to Executive's terms and conditions of employment, including (i) a material diminution in the Executive’s responsibility, authority or duty; (ii) a material diminution in the Executive’s base salary; or (iii) the relocation of the office at which the Executive was principally employed immediately prior to the Protection Period to a location more than fifty (50) miles from the location of such office, or the Executive being required to be based anywhere other than such office, except for required travel on business to an extent substantially consistent with the Executive’s business travel obligations immediately prior to the Protection Period.

As a condition to the severance benefits under the Agreement, the Executive must comply with restrictive covenants relating to nondisclosure of confidential information, return of Company property, non-solicitation of employees, non-interference and non-competition.
The initial term of the Agreement expires on December 31, 2023 (the “Term”); provided, however, that the Term will automatically extend for successive one (1) year periods on December 31, 2023 and each anniversary thereof, unless Executive’s employment is terminated prior thereto or the Company provides written notice to Executive of the Company’s intention not to extend the Term at least six (6) months prior to the applicable extension date.
Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Form of Senior Executive Termination Benefits Agreement
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: June 12, 2023	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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